Exhibit 5

RICHARDSON & PATEL LLP

10900 Wilshire Boulevard

Suite 500

Los Angeles, California 90024

Telephone (310) 208-1182

Facsimile (310) 208-1154

February 3, 2006

Board of Directors

AML Communications, Inc.

1000 Avenida Acaso

Camarillo, California 93012

Re:                               2005 Equity Incentive Plan (the “Plan”)

Ladies and Gentlemen:

We have acted as counsel to AML Communications, Inc., a Delaware corporation, (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933 of the Company’s Registration Statement on Form S-8 relating to 150,000 shares of the Company’s common stock, par value $0.01 (the “Shares”).

In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the Shares, the Certificate of Incorporation of the Company and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

Based upon that review, it is our opinion that the Shares, when issued in conformance with the terms and conditions of the Plan, will be legally issued, fully paid, and non-assessable under Delaware law, including the statutory provisions, all applicable provisions of the Delaware Constitution and all reported judicial decisions interpreting those laws

We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under Part II of the registration statement. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder, with respect to any part of the registration statement, including this opinion as an exhibit or otherwise.

/s/ Richardson & Patel LLP
Richardson & Patel LLP